Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statements of Additional Information. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses and to the use of our reports dated July 21, 2016 (for the USAA Cornerstone Aggressive Fund, USAA Cornerstone Conservative Fund, USAA Cornerstone Equity Fund, USAA Cornerstone Moderate Fund, USAA Cornerstone Moderately Aggressive Fund, USAA Cornerstone Moderately Conservative Fund, USAA Emerging Markets Fund, USAA Government Securities Fund, USAA Growth and Tax Strategy Fund, USAA International Fund, USAA Managed Allocation Fund, USAA Precious Metals and Minerals Fund, USAA Treasury Money Market Trust, and USAA World Growth Fund) on the financial statements and financial highlights as of and for the periods ended May 31, 2016 in the Post-Effective Amendment Number 130 to the Registration Statement (Form N-1A  No. 33-65572).

San Antonio, Texas

September 26, 2016